EXHIBIT 31.1

Certification Pursuant to

Rule 13a-14(a)/15d-14(a) of the Securities Exchange Act of 1934

I, Adrian Adams, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Aralez Pharmaceuticals Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 31, 2016
/s/ Adrian Adams
Adrian Adams
Chief Executive Officer
(principal executive officer)